Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 154 to the Registration Statement on Form N–1A of Fidelity Concord Street Trust: Fidelity 500 Index Fund of our report dated April 13, 2021; Fidelity Total Market Index Fund, Fidelity Extended Market Index Fund, Fidelity International Index Fund, and Fidelity Series Total Market Index Fund of our reports dated April 15, 2021, relating to the financial statements and financial highlights included in the February 28, 2021 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 21, 2021